POWER OF ATTORNEY

Saturna Investment Trust, (the “Trust”), and each of the undersigned officers and trustees of the Trust hereby nominates, constitutes and appoints each of Nicholas F. Kaiser and Jane K. Carten, (with full power to each of them to act alone) its/his true and lawful attorney-in-fact and agent, for it/him and on its/his behalf and in its/his name, place and stead in any and all capacities, to make, execute and sign the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any and all amendments to such Registration Statement and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of the Beneficial Interest of the Trust, any such Registration Statement or amendment, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Trust and the undersigned officers and trustees itself/themselves might or could do.

IN WITNESS WHEREOF, the TRUST has caused this power of attorney to be executed in its name by its President, and attested by its Secretary, and the undersigned officers and trustees have hereunto set their hands and seals at Bellingham, Washington this 20th day of December, 2011.

SATURNA INVESTMENT TRUST

By:

(s) Nicholas F. Kaiser
Nicholas F. Kaiser,
President

ATTEST:

(s) Ethel Bartolome
Ethel Bartolome
Secretary

Signature	Title
(s) Nicholas F. Kaiser Nicholas F. Kaiser	Trustee; President (Principal Executive Officer
(s) Christopher R. Fankhauser Christopher R. Fankhauser	Treasurer (Principal Financial Officer
(s) Gary Goldfogel Gary Goldfogel	Trustee
(s) Herbert Grubel Herbert Grubel	Trustee
(s) John Love John Love	Trustee
(s) Ronald H. Fielding Ronald H. Fielding	Trustee